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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): DECEMBER 23, 2004


                             CALYPSO WIRELESS, INC.
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        (Exact name of small business issuer as specified in its charter)


           DELAWARE                   001-08497                13-5671924
(State or other jurisdiction of      (Commission             (IRS Employer
        Incorporation)               File Number)         Identification Number)


                5973 NW 151ST STREET, MIAMI LAKES, FLORIDA 33014
                    (Address of principal executive offices)


                                  305-828-3418
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 27, 2004, the Company entered into a Separation Agreement and Mutual Release wherein Ricardo Alvarez resigned as Chief Executive Officer and President, and the Company and Mr. Alvarez released each other from any claims. The Company has agreed as a severance package to pay to Mr. Alvarez a total of $150,000 and the issuance of 25,000 shares of stock pursuant to a Consulting Agreement dated October 3, 2003.

      On January 5, 2005, the Company entered into a Separation Agreement and Mutual Release wherein Oscar Rosales resigned as a Director. The Company and Mr. Rosales released each other from any claims. The Company has agreed as a severance package to pay to Mr. Rosales a total of $15,000 and the issuance of 5,000 shares of stock.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

      By unanimous written consent of the Board of Directors in lieu of a meeting of the Company dated as of December 23, 2004, Oscar Rosales was elected to fill a vacancy through December 22, 2005.

      On December 27, 2004 by unanimous consent of the Board of Directors in lieu of a meeting, Julietta Moran was elected as Director of the Company.

      On December 28, 2004, Ricardo A. Alvarez submitted his resignation from the Board of Directors of the Company and further resigned from his position as President and Chief Executive Officer. The Company, by unanimous written consent of the Board of Directors in lieu of a meeting, accepted the resignation and authorized the Company to enter into a Separation and Mutual Release dated as of December 27, 2004. There is no disagreement with Mr. Alvarez of a nature that would be required to be disclosed pursuant to Item 5.02(a) of this Form 8-K.

      By unanimous written consent of the Board of Directors in lieu of a meeting, dated as of December 28, 2004, George Schilling was appointed as President and Chief Executive Officer until such time as a successor is appointed and qualified by the Board of Directors. At the present time, the terms and conditions of Mr. Schilling's employment are in negotiation and no formal agreement has yet been reached with the corporation.

      On January 5, 2005 at a meeting of Directors, Oscar Rosales submitted his resignation as Director which was accepted by the Board of Directors. There is no disagreement with Mr. Rosales of a nature that would be required to be disclosed pursuant to Item 5.02(a) of this Form 8-K.

      Ms. Moran has not served as a director in any other reporting company. Ms. Morgan has no family relationships with any executive officer.

      As disclosed in Section 1, Item 1.01, separation agreements were entered into with both Mr. Alvarez and Mr. Rosales upon their resignation.

GEORGE J. SCHILLING - PRESIDENT AND CEO

      Mr. Schilling's experience includes consulting and management positions with many international growth companies. He has acted as consultant for Calypso Wireless since its inception and assisted in the merger with Kleer View. For the past year he has held the position of Director of Corporate Communications and Director of Investor Relations. Mr. Schilling was semi-retired for two years before the engagement as consultant for Calypso.

JULIETA J. MORAN - DIRECTOR

      From 2002 - 2004, Ms. Moran was a Financial Consultant and Legal Advisor to NICACOM, a telecommunication industry based out of Managua, Nicaragua. Ms. Moran was in charge of managing the finance and the projects of the company to open multiple locations.

      From 2001 - 2002, Ms. Moran worked as a Consultant for a financial officer for a project sponsored by Interamerican Development Bank (BID) in which the governmental institution known as Ministry of Health needed to be restructured. She also served as a consultant for restructuring in financial for a governmental institution TELCOR in Managua, Nicaragua, which merged with ENITEL.

      From 1999 - 2001, Ms. Moran was a loan officer for Banco La Vivienda in Managua, Nicaragua. She was also a member of the credit committee and responsible for credit approval and resolution for home purchases.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

           EXHIBIT
           NUMBER       DESCRIPTION
           -------      -----------
            17.1        Resignation  letter of Ricardo  Alvarez,  dated December
                        28, 2004

            17.2        Resignation  letter of Oscar  Rosales,  dated January 5,
                        2005

            99.1        Separation  Agreement and Mutual Release between Calypso
                        Wireless  and  Ricardo  Alvarez,   President,   CEO  and
                        Director, dated 12/27/04

            99.2 Separation Agreement and Mutual Release between Calypso Wireless and Oscar Rosales, Director, dated 1/5/05

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Calypso Wireless, Inc.


                                                By: /s/  George Schilling
                                                   -----------------------------
                                                   George Schilling, President

Dated: January 14, 2005